SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  December 23, 2024
Bankwell Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	001-36448	20-8251355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

258 Elm Street
New Canaan, Connecticut 06840
(203) 652-0166
(Address of Principal Executive Officers and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value per share	BWFG	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Other Events

Bankwell Financial Group, Inc. (the “Company”) and Lawrence B. Seidman (“Seidman”) have previously entered into an Agreement dated February 5, 2020, which was amended by a First Amendment to Agreement dated as of July 30, 2022 (as so amended, the “Agreement”), related to Seidman’s nomination and election to the Board of Directors. The Agreement restricted the ability of Seidman and his affiliates to acquire more than 9.9% of the Company’s common stock (subject to certain exceptions), which restriction was waived during any period that the tangible book value per share (“TBVPS”) of the Company’s common stock exceeded the closing price of the Company’s stock (as reported on the Nasdaq Stock Market) for 20 consecutive days.
On December 19, 2024, the Company and Seidman entered into an Amendment to the Agreement (the “Amendment”), to allow Seidman and/or his affiliates to purchase up to 14.99% of the Company’s fully diluted outstanding common stock, without regarding to the TBVPS or stock price, provided that in no event shall Seidman or his affiliates directly or indirectly acquire any securities of the Company that would, upon acquisition or conversion of such securities, result in the ownership or control of more than 14.99% of the Company’s fully diluted outstanding common stock.

The amendment is attached as Exhibit 10.1 and incorporated by this reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits None

Exhibit Number	Description
10.1	December 19, 2024 Amended Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKWELL FINANCIAL GROUP, INC.
Registrant

December 23, 2024	By: /s/ Courtney E. Sacchetti
Courtney E. Sacchetti
Executive Vice President
and Chief Financial Officer